UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2017

Kiwa Bio-Tech Products Group Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	000-33167	77-0632186
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3200 Guasti Road, Ste. 100, Ontario, CA	91761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 715-5855

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On or about October 5, 2017, the Company’s previous registered independent accounting firm advised the Company that it believed that the Company did not properly disclose certain related party transactions between the Company and Kangtan Gerui (Beijing) Bio-Tech Co., Ltd. in the financial statements as of and for the year ended December 31, 2016, and elsewhere in the Form 10-K and the subsequent interim financial information in the Form 10-Q’s for the periods ended March 31, 2017 and June 30, 2017. Specifically, the Company’s previous registered independent accounting firm has suggested that the Company failed to disclose that Ms. Feng Li, a member of the Company’s board of directors and shareholder of the Company (Ms. Li held approximately 20% of the Company’s Common Stock and 50% of the Company’s Series A Preferred Stock), is also a 23% shareholder of Kangtan Gerui (Beijing) Bio-Tech Co., Ltd. For the year ended December 31, 2016, the Company reported Other Receivable due from Kangtan Gerui (Beijing) Bio-Tech Co., Ltd. of $1,522,435, and recognized License Revenue of $786,329 from Kangtan Gerui (Beijing) Bio-Tech Co., Ltd.

The Company’s Board of Directors intends to carefully review these issues with its new certifying accountant and determine appropriate action going forward, which could include a re-audit of the Company’s December 31, 2016 financial statements. The Company will promptly announce any action it intends to take in this regard.

As a result, on October 11, 2017, the Company’s board of directors concluded that the Company’s previously issued consolidated financial statements: (i) for the year ended December 31, 2016 (the “Annual Financial Statement”) included in the Company’s Annual Report on Form 10-K for the year then ended (the “Annual Report”); and (ii) for the three months ended March 31, 2017 and the three and six months ended June 30, 2017 (collectively, the “Quarterly Financial Statements”) included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, respectively (the “Quarterly Reports”) should not be relied upon until the conclusion of the review being conducted by the Company’s board of directors. As soon as practicable following the completion of such review, the Company will file with the Securities and Exchange Commission a Form 8-K announcing action to be taken by the Company, if any, as a result of such review, including but not limited to the potential re-audit of its financial statements for the fiscal year ended December 31, 2016.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2017

Kiwa Bio-Tech Products Group Corporation
By:	/s/ Yvonne Wang
Yvonne Wang
Title:	Chief Executive Officer